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                                                                    EXHIBIT 23.3

                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We hereby consent to the incorporation by reference in this Registration Statement on Form S-4 of Youthstream Media Networks, Inc. of our report dated March 9, 1999, relating to the financial statements of sixdegrees, inc., which appears in the Current Report on Form 8-K of Network Event Theater, Inc. dated January 20, 2000. We also consent to the reference to us under the headings 'Experts' in such Registration Statement.

                                       /s/ PRICEWATERHOUSECOOPERS LLP

New York, NY
January 21, 2000